UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 23, 2010

Weststar Financial Services Corporation
(Exact name of registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

79 Woodfin Place, Asheville, North Carolina		28801-2426
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(828) 252-1735

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective September 23, 2010, The Bank of Asheville (the “Bank”), the wholly owned subsidiary of Weststar Financial Services Corporation (the “Company”), entered into a Stipulation to the Issuance of a Consent Order (the “Stipulation”) with the North Carolina Office of the Commissioner of Banks (the “Commissioner”) whereby the Bank consented to the issuance of a Consent Order (the “Order”) by the Commissioner without admitting or denying the alleged charges. The description of the Stipulation and the Order set forth below is qualified in its entirety by reference to the Stipulation and the Order, copies of which are included herewith as exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Management. The Order requires that the Bank have and retain qualified management, including a chief executive officer, chief credit officer or senior lending officer, and a chief financial officer, with experience and expertise appropriate and necessary for the performance of their duties within 90 days of the effective date of the Order. Within 30 days of the effective date of the Order, the board of directors must engage an independent third party to prepare a report analyzing and assessing the Bank’s management, staffing performance, and needs. Within 60 days of the receipt of the third-party report, the board must develop a written management plan and submit it to the Commissioner for review.

Capital Requirements. While the Order is in effect, the Bank must have and maintain Tier 1 capital of at least 8% of the Bank’s total assets. If this ratio falls below 8%, the Bank must notify the Commissioner and increase capital in an amount sufficient to comply with the Order within 90 days. Within 60 days of the effective date of the Order, the Bank must develop a plan for achieving and maintaining the required capital level during the life of the Order. This plan is subject to review and approval by the Commissioner.

Reduction of Classified Assets. Within 60 days of the effective date of the Order, the Bank must develop a written plan to reduce the Bank’s risk exposure in assets in excess of $250,000 that were classified “substandard” or “doubtful.” The written plan must include various benchmarks for the reduction in “substandard” and “doubtful” assets. Within 180 days of the effective date of the Order, a reduction of 20% in the balance of such assets is required. Every 180 days following, a further reduction of 20% is required, until a reduction of 80% in the balance of “substandard” and “doubtful” assets is achieved within 720 days of the date of the Order.

Charge-Offs, Credits. The Order requires that the Bank eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” and 50% of those assets classified “doubtful.” The Order also prevents the Bank from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, as “loss” or “doubtful.” Extensions of credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or in part, as “substandard” may only be made upon a determination by a majority of the board of directors or a designated board committee that the failure to extend such credit would be detrimental to the best interests of the Bank.

Brokered Deposits. The Order provides that the Bank may not accept, renew, or roll over any brokered deposit unless it is in compliance with the requirements of the FDIC regulations governing brokered deposits. These regulations prohibit undercapitalized institutions, such as the Bank, from accepting, renewing, or rolling over any brokered deposits and also prohibit undercapitalized institutions from soliciting deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution’s market area.

Dividends and Distributions. The Order restricts the Bank from declaring or paying dividends without the prior written approval of the Commissioner. The Bank is also prohibited from making any distributions of interest, principal, or other sums on subordinated debentures without the prior written approval of the Commissioner.

Limitation on Asset Growth. During the life of the Order, the Bank must limit asset growth to no more than 10% per year and in no event shall asset growth result in noncompliance with the capital maintenance provisions of the Order without the prior written approval of the Commissioner.

Internal Loan Review. Within 90 days from the effective date of the Order, the Bank shall adopt an effective internal loan review and grading system to provide for the periodic review of the Bank’s loan portfolio in order to identify and categorize the Bank’s loans and other extensions of credit on the basis of credit quality.

Written Plans and Other Material Terms. Under the terms of the Order, the Bank is required to prepare and submit written plans or reports to the Commissioner that address the following items:

•	Improving the Bank’s liquidity position and funds management practices
•	Reducing concentrations of credit

•	Implementing lending and collection practices to provide effective guidance and control over the Bank’s lending functions
•	Establishing a comprehensive policy for determining the adequacy of the Bank’s allowance for loan and lease losses
•	Comprehensive budget for all categories of income and expense for the calendar year ending 2011
•	Managing other real estate
•	Strategic plan consisting of long-term goals designed to improve the condition of the Bank and its viability and strategy for achieving those goals

Under the Order, the Bank’s board of directors has agreed to increase its participation in the affairs of the Bank, including assuming full responsibility for the approval of policies and objectives for the supervision of all of the Bank’s activities. The Bank must also establish a board committee to monitor and coordinate compliance with the Order.

The Order will remain in effect until modified or terminated by the Commissioner.

Item 8.01  Other Events.

The Bank has entered into a settlement agreement to resolve all claims alleged against it in the lawsuit styled Queens Gap Holding Company, LLC and D. F. McCarthy Investments XVIII, LLC v. Bank of Asheville, filed in the United States District Court for the Western District of North Carolina on June 18, 2010, Case No. 1:10-CV-00122.

Pursuant to the settlement agreement, the parties have agreed to dismiss the lawsuit with prejudice and to release each other from any claims and damages arising out of or related to the facts alleged in the lawsuit. The parties will be responsible for their own costs and expenses, including attorneys’ fees, incurred in connection with the lawsuit and the settlement. The settlement agreement concludes the lawsuit.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1	Stipulation to the Issuance of a Consent Order
10.2	Consent Order issued by the North Carolina Office of the Commissioner of Banks

Caution About Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weststar Financial Services Corporation
(Registrant)

Date	September 29, 2010

/s/ Randall C. Hall
Randall C. Hall
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stipulation to the Issuance of a Consent Order
10.2	Consent Order issued by the North Carolina Office of the Commissioner of Banks